Exhibit 99.1
PacBio Announces Appointment of Chris Smith to Board of Directors
PacBio to leverage Chris' extensive expertise in diagnostics and laboratory testing markets, as Board Member David Meline steps down.
MENLO PARK, Calif., Jan. 30, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, today announced the appointment of Chris Smith to its Board of Directors, effective today. Mr. Smith is currently the Chief Executive Officer of NeoGenomics, Inc. (NASDAQ:NEO), a leading oncology testing services company.
Mr. Smith, a seasoned executive with extensive experience in the life sciences and healthcare industries, brings a strong track record of leadership in genomics, diagnostics, and corporate strategy. As CEO of NeoGenomics, a leading provider of oncology testing services, he has overseen the company’s continued growth and innovation in precision medicine.

"We are thrilled to welcome Chris to the PacBio Board,” said Christian Henry, President and Chief Executive Officer of PacBio. "Mr. Smith’s deep expertise in clinical diagnostics and genomics, combined with his leadership experience in scaling high-growth companies, will be invaluable as we seek to continue to expand into the clinical genomics market.”

Prior to NeoGenomics, Mr. Smith served as Chairman and CEO of Ortho Clinical Diagnostics which was sold to Quidel Corporation in December 2021. Prior to that, Mr. Smith was the CEO of Cochlear Limited and has served on several different boards of directors in both public and private companies. Mr. Smith holds a Bachelor of Science Degree in Journalism from Texas A&M University.

“I am honored to join PacBio’s Board at such an exciting time in the company’s journey,” said Chris Smith. “PacBio is at the forefront of innovation in sequencing technology, and I look forward to contributing to its mission of enabling the promise of genomics to improve human health.”

While Mr. Smith is joining the Board of PacBio, David Meline is resigning from the Board, effective today. Mr. Meline has served on the Board since 2023 and has played an important role in helping the Board drive the business and strategy of the Company.

“David has been a valued member of our Board, providing exceptional leadership and insight,” said Christian Henry, President and CEO, “On behalf of the entire company and Board, I want to express our appreciation for his contributions and wish him continued success in future endeavors.”
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the uses, coverage, advantages, and benefits or expected uses, advantages or benefits of using, PacBio products or technologies; continued expansion into the clinical genomics market; and other future events. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including potential performance, quality and regulatory issues; inability to expand into the clinical genomics market; and third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors."

These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Contacts
Investors and Media:
Todd Friedman
ir@pacificbiosciences.com